Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2016 Incentive Compensation Plan of Allot Communications Ltd., of our report dated March 22, 2018, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of Allot Communication Ltd. included in this annual report on Form 20-F for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

/s/ KOST FORER GABBAY & KASIERER
KOST FORER GABBAY & KASIERER
A Member of Ernst & Young Global

Tel Aviv, Israel
March 22, 2018